UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 29, 2009

MEDAREX, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 State Road, Princeton, N.J. 08540-1437

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (609) 430-2880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

Medarex, Inc. (the “Company”) has previously disclosed in its periodic filings with the Securities and Exchange Commission that on April 20, 2009, the Company, University of Massachusetts, Massachusetts Biologic Laboratories, and Worcester City Campus Corporation entered into a License, Development and Commercialization Agreement with Merck Sharp & Dohme Research Ltd., an affiliate of Merck & Co., Inc. (“Merck”), for CDA-1 and CDB-1 (also known as MDX-066/MDX-1388 and MBL-CDA1/MBL-CDB1), an investigational fully human monoclonal antibody combination developed to target and neutralize Clostridium difficile toxins A and B, for use with respect to C. difficile infection (CDI).  The closing of the transaction was subject to clearance under the Hart-Scott-Rodino Antitrust Improvement Act (“HSR”), as well as other customary closing conditions.

The HSR waiting period expired on May 28, 2009 at 11:59 pm, and the transaction closed effective as of May 29, 2009, triggering an upfront payment of $30 million to the Company by Merck.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.
Registrant

Date: June 2, 2009	By:	/s/ Christian S. Schade
Christian S. Schade
Senior Vice President and Chief Financial Officer

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